UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 10, 2011
Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (800) 289-3355
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (b) and (c) On January 10, 2011, Dell Inc. (“Dell”) named Steve Schuckenbrock as President, Dell Services, to succeed Peter Altabef in that position effective on such date. Mr Altabef will remain employed with Dell as an executive leader in Dell Services until March 31, 2011 while he assists in the transition.
          Mr. Schuckenbrock, age 50, joined Dell in January 2007 as Senior Vice President and President, Global Services. In September 2007, he assumed the additional role of Chief Information Officer, and served in those roles until January 2009, when he assumed his position as President, Large Enterprise. In those roles, Mr. Shuckenbrock was responsible for all aspects of our services business, with worldwide responsibility for Dell enterprise service offerings, and was also responsible for Dell’s global information systems and technology structure. Prior to joining Dell in 2007, Mr. Schuckenbrock served as Co-Chief Operating Officer and Executive Vice President of Global Sales and Services for Electronic Data Systems Corporation (“EDS”). Before joining EDS in 2003, he was Chief Operating Officer of The Feld Group, an information technology consulting organization. Mr. Schuckenbrock served as Global Chief Information Officer at PepsiCo from 1995 to 2000. Mr. Schuckenbrock earned a Bachelor’s degree in Business Administration from Elon University.
          (e) On January 12, 2011, Mr. Altabef and Dell entered into a Separation Agreement and Release (the “Separation Agreement”), dated as of such date, in connection with Mr. Altabef’s departure from Dell as described in Item 5.02(b) of this report. On or after March 31, 2011, under the terms of the Separation Agreement and consistent with Dell’s standard executive severance package, Mr. Altabef will receive a lump-sum severance payment of $1.35 million, an incentive plan payment of 455,470 shares of Dell common stock and a payment of $10,000 related to health insurance costs. Mr. Altabef also will receive his vested balances in any Dell benefit plan consistent with the provisions of each such plan.
          The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference
Item 7.01 — Regulation FD Disclosure.
          A copy of the press release announcing the matters described in Items 5.02(b) and (c) of this report, as well as other organizational changes at Dell, is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
The following documents are hereby furnished or filed as exhibits to this report:
(d) Exhibits

Exhibit
Number	Description
10.1	Separation Agreement and Release between Peter Altabef and Dell Inc.

99.1	Press Release issued by Dell Inc., dated January 13, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.
Date: January 13, 2011	By:	/s/ Janet B. Wright
Janet B. Wright,
Vice President and Assistant Secretary (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Separation Agreement and Release between Peter Altabef and Dell Inc.

99.1	Press Release issued by Dell Inc., dated January 13, 2011.